As filed with the Securities and Exchange Commission on July 26, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NEWMONT CORPORATION	NEWMONT USA LIMITED	NEWCREST FINANCE PTY LIMITED
(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)	(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)	Australia (State or other jurisdiction of incorporation or organization)
84-1611629 (I.R.S. Employer Identification No.)	13-2526632 (I.R.S. Employer Identification No.)	98-1021165 (I.R.S. Employer Identification No.)
6900 E Layton Avenue Denver, CO 80237 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	6900 E Layton Avenue Denver, CO 80237 (303) 863-7414 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	Level 5, 500 Hay Street Subiaco, WA 6008, Australia (+61) 8 9423 6100 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Logan Hennessey
Vice President, Deputy General Counsel and Corporate Secretary
Newmont Corporation
6900 E Layton Avenue,
Denver, CO 80237
(303) 863-7414
(Name, address, including zip code and telephone number, including area code, of agent for service)

With copies to:
Laura M. Sizemore
David M. Johansen
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
(212) 819-8200

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS
NEWMONT CORPORATION	NEWCREST FINANCE PTY LIMITED	NEWMONT USA LIMITED
Common Stock Preferred Stock Depositary Shares Debt Securities Warrants Units	Debt Securities	Guarantees of Debt Securities
Newmont Corporation (“we,” “Newmont” or the “Company”), or selling securityholders, may from time to time offer to sell common stock, preferred stock, depositary shares, debt securities (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited), warrants or units.
Newcrest Finance Pty Limited, a company incorporated under the laws of the Commonwealth of Australia and a wholly owned subsidiary of the Company (“Newcrest Finance”) may from time to time offer to sell debt securities co-issued with Newmont (which may be guaranteed by our wholly owned subsidiary, Newmont USA Limited).
Each time we, and, as applicable, Newcrest Finance, or a selling securityholder sells securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered and that may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the information incorporated by reference and any additional information described under the heading “Where You Can Find More Information” carefully before you invest in our securities.
Our common stock is listed and principally traded on the New York Stock Exchange (the “NYSE”) under the symbol “NEM.” Newmont common stock also trades on the Toronto Stock Exchange (“TSX”) under the symbol “NGT.” Newmont CHESS Depositary Interests (“CDIs”), each one representing a unit of beneficial ownership in Newmont common stock, trade on the Australian Securities Exchange (“ASX”) and Newmont PETS Depositary Interests (“PDIs”), each one representing a unit of beneficial ownership in Newmont common stock, trade on the Papua New Guinea Stock Exchange (“PNGX”), in each case under the symbol “NEM.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the NYSE and may be listed on the TSX, and CDIs or PDIs representing such common stock may be listed on the ASX and the PNGX. If we decide to list or seek a quotation for any other securities we may offer and sell from time to time, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

Investing in the securities described in this prospectus involves risks. You should carefully read and evaluate the risks described under “Risk Factors” on page 6 of this prospectus as well as the risk factors and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement before investing in such securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We or our subsidiaries identified above may offer and sell these securities to or through one or more agents, underwriters and dealers, or directly to purchasers, on a continuous or delayed basis through a public offering or negotiated purchases. If any agents, underwriters or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will describe the plan of distribution for that offering and will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

The date of this prospectus is July 26, 2024.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any supplement to this prospectus in deciding whether or not to invest in the securities we or our subsidiaries offer hereby. Neither we nor our subsidiaries have authorized any dealer or other person to provide you with different information or to make any representation other than those contained in or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information or representations, you should not rely on them. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers and that any information we have incorporated by reference is accurate as of the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects, and that of our subsidiaries, may have changed since that date.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatically effective registration statement we filed with the SEC using a “shelf” registration process. We or Newcrest Finance, as applicable, may sell any combination of the securities described in this prospectus from time to time.
The types of securities that we may offer and sell from time to time pursuant to this prospectus are:
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common stock;

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preferred stock;

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depositary shares representing preferred stock;

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debt securities;

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warrants; and

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units.

The types of securities that Newcrest Finance may co-issue pursuant to this prospectus are:
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debt securities.

The debt securities issued by Newmont, and, as applicable, Newcrest Finance, may be guaranteed by our wholly owned subsidiary, Newmont USA Limited.
This prospectus provides you with a general description of the securities we, and, as applicable, Newcrest Finance, may offer. Each time we, and, as applicable, Newcrest Finance, sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which we will deliver with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:
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the type and amount of the securities to be sold;

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the initial public offering price of the securities;

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the names of any underwriters or agents through or to which the securities will be sold;

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any compensation of those underwriters or agents; and

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information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also include additional risk factors or other special considerations applicable to those securities and add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information” in deciding whether or not to invest in the offered securities.
Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
Unless we have indicated otherwise, references in this prospectus to “Newmont,” “we,” “us” and “our” or similar terms are only to Newmont Corporation, a Delaware corporation and references to “Newcrest Finance” are to Newcrest Finance Pty Limited, a company incorporated under the laws of the Commonwealth of Australia and a wholly owned subsidiary of the Company.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus (including information incorporated by reference herein) are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s),” “estimate(s),” “should,” “intend(s),” “target(s),” “plan(s),” “potential,” and similar expressions are intended to identify forward-looking statements. Our forward-looking statements may include, without limitation:
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estimates regarding future earnings and the sensitivity of earnings to gold, copper, silver, lead, zinc and other metal prices;

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estimates of future mineral production and sales;

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estimates of future production costs, other expenses and taxes for specific operations and on a consolidated basis, including estimates of future costs applicable to sales and all-in sustaining costs;

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estimates of future cash flows and the sensitivity of cash flows to gold, copper, silver, lead, zinc and other metal prices;

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estimates of future capital expenditures, including development and sustaining capital, as well as construction or closure activities and other cash needs, for specific operations and on a consolidated basis, and expectations as to the funding or timing thereof;

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estimates as to the projected development of certain ore deposits or projects, such as the Tanami Expansion 2, Ahafo North, Yanacocha Sulfides, Pamour, Cerro Negro District Expansion 1, Cadia Block Cave, Red Chris Block Cave and Wafi-Golpu, including without limitation expectations for the production, milling, costs applicable to sales, all-in sustaining costs, mine-life extension, the costs of such development and other capital costs, financing plans for these deposits and expected production commencement dates, construction completion dates and other timelines;

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estimates of reserves and resources statements regarding future exploration results and reserve and resource replacement and the sensitivity of reserves to metal price changes;

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statements regarding the availability of, and terms and costs related to, future borrowing or financing and expectations regarding future share repurchase transactions, debt repayments or debt tender transactions;

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statements regarding future cash flows and returns to shareholders, including with respect to future dividends, the dividend framework and expected payout levels;

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estimates regarding future exploration expenditures and discoveries;

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statements regarding fluctuations in financial and currency markets;

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estimates regarding potential cost savings, productivity, operating performance and ownership and cost structures;

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expectations regarding statements regarding future or recently completed transactions, including, without limitation, statements related to future acquisitions and projected benefits, synergies and costs associated with acquisitions and related matters, and expectations from the integration of Newcrest, including the combined company’s production capacity, asset quality and geographic spread;

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estimates of future cost reductions, synergies, including pre-tax synergies, savings and efficiencies, and future cash flow enhancements through portfolio optimization;

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expectations of future equity and enterprise value;

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expectations regarding the start-up time, design, mine life, production and costs applicable to sales and exploration potential of our projects;

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statements regarding future hedge and derivative positions or modifications thereto;

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statements regarding local, community, political, economic or governmental conditions and environments;

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statements and expectations regarding the impacts of COVID-19 and variants thereof and other health and safety conditions;

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statements regarding the impacts of changes in the legal and regulatory environment in which we operate, including, without limitation, relating to regional, national, domestic and foreign laws;

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statements regarding climate strategy and expectations regarding greenhouse gas emission targets and related operating costs and capital expenditures;

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statements regarding expected changes in the tax regimes in which we operate, including, without limitation, estimates of future tax rates and estimates of the impacts to income tax expense, valuation of deferred tax assets and liabilities, and other financial impacts;

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estimates of income taxes and expectations relating to tax contingencies or tax audits;

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estimates of future costs, accruals for reclamation costs and other liabilities for certain environmental matters, including without limitation, in connection with water treatment, such as the Yanacocha water treatment plants, and tailings management;

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statements relating to potential impairments, revisions or write-offs, including without limitation, the result of fluctuation in metal prices, unexpected production or capital costs, or unrealized reserve potential;

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estimates of pension and other post-retirement costs;

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statements regarding estimates of timing of adoption of recent accounting pronouncements and expectations regarding future impacts to the financial statements resulting from accounting pronouncements; and

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estimates of future cost reductions, synergies, savings and efficiencies in connection with full potential programs and initiatives.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Such risks include, but are not limited to:
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there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions;

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the price of gold, copper, silver, lead, zinc and other metal prices and commodities;

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the cost of operations and prices for key supplies;

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currency fluctuations, including exchange rate assumptions;

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other macroeconomic events impacting inflation, interest rates, supply chain, and capital markets;

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operating performance of equipment, processes and facilities;

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environmental impacts and geotechnical challenges including in connection with climate-related and other catastrophic events;

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labor relations;

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healthy and safety impacts including in connection with global events, pandemics, and epidemics;

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timing of receipt of necessary governmental permits or approvals;

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domestic and foreign laws or regulations, particularly relating to the environment, mining and processing;

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changes in tax laws;

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political developments in any jurisdiction in which Newmont operates being consistent with its current expectations;

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our ability to obtain or maintain necessary financing; and

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other risks and hazards associated with mining operations.

The forward looking statements contained in documents incorporated by reference herein are more specifically indicated in those documents. More detailed information regarding these factors is included in the section titled “Risk Factors” of this prospectus and the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations” as applicable in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, and in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus and in our reports and other documents on file with the SEC. Many of these factors are beyond our ability to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements.
All subsequent written and oral forward-looking statements attributable to Newmont or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

NEWMONT CORPORATION
Newmont Corporation was incorporated in 1921 and is primarily a gold producer with significant operations and/or assets in the United States, Canada, Mexico, Dominican Republic, Peru, Suriname, Argentina, Chile, Australia, Papua New Guinea, Ecuador, Fiji and Ghana. At December 31, 2023, Newmont had attributable proven and probable gold reserves of 135.9 million ounces, attributable measured and indicated gold resources of 104.8 million ounces, attributable inferred gold resources of 69.1 million ounces, and an aggregate land position of approximately 24,900 square miles (64,400 square kilometers). Newmont is also engaged in the production of copper, silver, lead, and zinc. As the world’s leading gold company, Newmont remains committed to creating value and improving lives through sustainable and responsible mining.
Newmont’s common shares trade on the NYSE under the symbol “NEM.” Newmont common stock also trades on the TSX under the symbol “NGT.” Newmont CDIs, each one representing a unit of beneficial ownership in Newmont common stock, trade on the ASX and Newmont PDIs, each one representing a unit of beneficial ownership in Newmont common stock, trade on the PNGX, in each case under the symbol “NEM.” Newmont’s principal executive offices are located at 6900 E Layton Ave, Denver, Colorado 80237. Its telephone number is (303) 863-7414. Newmont’s website is located at www.newmont.com (the contents of which are not part of this prospectus). Additional information about Newmont is included in documents, which are delivered with, and/or incorporated by reference into, this Registration Statement on Form S-3 or can be found at www.newmont.com.
NEWCREST FINANCE PTY LIMITED
Newcrest Finance is a company incorporated under the laws of the Commonwealth of Australia and a wholly owned subsidiary of Newcrest Mining Limited, which is itself wholly owned by Newmont. Newcrest Finance is a special purpose finance subsidiary. Newcrest Finance’s registered and principal office is located at Level 5, 500 Hay Street, Subiaco, WA 6008, Australia and its telephone number at that address is (+61) 8 9423 6100.

RISK FACTORS
Investing in the securities described in this prospectus involves a high degree of risk. Before you invest in any of such securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the information contained in or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including, without limitation, the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Exchange Act. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information.”

USE OF PROCEEDS
We and, as applicable, Newcrest Finance intend to use the net proceeds we receive from the sale of securities as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF CAPITAL STOCK
The rights of our stockholders are governed by the applicable provisions of the Delaware General Corporation Law (the “DGCL”), our certificate of incorporation and our by-laws. The following is a summary of the material terms of our capital stock. For additional information regarding our capital stock, please refer to the applicable provisions of the DGCL, our certificate of incorporation and by-laws.
At July 18, 2024, we had 2,555,000,000 shares of authorized capital stock. Those shares consisted of 2,550,000,000 shares of common stock par value $1.60 per share, of which 1,147,429,288 shares were outstanding; and 5,000,000 shares of preferred stock, par value $5.00 per share, none of which is outstanding.
Common Stock
The following is a summary of the terms of our common stock. For additional information regarding our common stock, please refer to our certificate of incorporation, our by-laws and the applicable provisions of the DGCL.
Dividend Rights
Holders of our common stock may receive dividends when, as and if declared by our Board of Directors out of funds of Newmont legally available for the payment of dividends. Subject to the terms of any outstanding preferred stock, holders of our common stock may not receive dividends until we have satisfied our obligations to any holders of our preferred stock.
As a Delaware corporation, we may pay dividends out of our surplus capital or, if there is no surplus capital, out of our net profits for the fiscal year in which a dividend is declared and/or the preceding fiscal year. Section 170 of the DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Currently, we pay dividends on our common stock each quarter. The declaration and payment of future dividends remains at the discretion of the Board of Directors and will depend on the Company’s financial results, cash requirements, future prospects and other factors deemed relevant by the Board of Directors.
Voting and Other Rights
Holders of our common stock are entitled to one vote per share and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters.
The holders of record of a majority of the outstanding shares of our capital stock entitled to vote at the meeting of our stockholders must be present in person or represented by proxy at the meeting in order to constitute a quorum for all matters to come before the meeting.
Special meetings of our stockholders may be called by our Board of Directors or by the Chair of the Board of Directors or by our President, and will be called by the Chair of the Board of Directors or by our President or Secretary upon a written request stating the purposes of the proposed meeting and signed by a majority of our Board of Directors or stockholders owning at least 25% of our outstanding capital stock entitled to vote at the meeting.
Written notice of a meeting of our stockholders is given personally, by mail, or other means of electronic transmission not less than 10 days nor more than 60 days before the date on which the meeting is held, to each stockholder of record entitled to vote at the meeting. The notice must state the time, place and purposes of the meeting. In the event of a special meeting called upon the written request of our stockholders, the notice will describe any business set forth in the statement of purpose in the written stockholder request, as well as any additional business that our Board of Directors proposes to be conducted at the meeting. If mailed, the notice will be sent to our stockholders at their respective addresses appearing on our stock records or to such other addresses as they may designate in writing, and will be deemed given when mailed. A waiver of any notice, in writing by a stockholder or by electronic transmission given by the person or persons entitled to such notice before or after the time for the meeting, will be deemed equivalent to that stockholder having received the notice.
Our Board of Directors is not classified. Directors are to be elected by a majority of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present, and our stockholders do not have the right to cumulate their votes in the election of directors.
Liquidation
In the event of any liquidation, dissolution or winding up of Newmont, holders of our common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of the holders of any of our preferred stock then outstanding.
Redemption
Our common stock is not redeemable or convertible.
Other Provisions
All of the issued and outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock have no preemptive rights with respect to any of our securities.
Listing
Newmont common stock trades on the NYSE under the symbol “NEM.” Computershare Investor Service Inc. is the registrar, transfer agent and dividend disbursing agent for Newmont common stock. Newmont common stock also trades on the TSX under the symbol “NGT.” Newmont CDIs, each one representing a unit of beneficial ownership in Newmont common stock, trade on the ASX and Newmont PDIs, each one representing a unit of beneficial ownership in Newmont common stock, trade on the PNGX, in each case under the symbol “NEM.”
Australian CHESS Depositary Interests
CDIs are an instrument through which shares of Newmont common stock can be traded on the ASX. Each CDI represents a beneficial interest in one share of Newmont common stock. The holders of CDIs are not registered Newmont stockholders; rather, a depository nominee, CHESS Depositary Nominees Pty Ltd., a wholly owned subsidiary of the Australian Securities Exchange Limited, holds the underlying shares of Newmont common stock on behalf of CDI holders. The CDIs entitle holders to dividends and other rights economically equivalent to our common stock on a one-for-one basis, including the right to attend meetings of our stockholders. The CDIs may be exchanged, at the option of the holders, for shares of our common stock held by CHESS Depositary Nominees Pty Ltd. on a one-for-one basis. CHESS Depositary Nominees Pty Ltd., as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the CDI holders.
Papua New Guinea PETS Depositary Interests
PDIs are a type of depository receipt, used to enable trading on the PNGX of Newmont common stock through the Port Moresby Electronic Trading System. Each PDI represents a beneficial interest in one share of Newmont common stock. The holders of PDIs are not registered Newmont stockholders; rather, a depositary nominee appointed under the PNGX Business Rules, PNGCSD Nominee Limited, holds the underlying shares of Newmont common stock on behalf of PDI holders. The PDIs entitle holders to dividends and other rights economically equivalent to our common stock on a one-for-one basis, including the right to attend meetings of our stockholders. The PDIs may be exchanged, at the option of the holders, for shares of our common stock held by PNGCSD Nominee Limited on a one-for-one basis. PNGCSD Nominee Limited, as the stockholder of record, will vote the underlying shares of our common stock in accordance with the directions of the PDI holders.

Preferred Stock — General
The applicable prospectus supplement relating to the particular series of preferred stock and any related depositary shares to be offered will describe the specific terms of that series as fixed by our Board of Directors, including, as applicable:
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voting rights,

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designations,

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dividend rate,

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redemption rights,

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liquidation rights,

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sinking fund or purchase fund provisions,

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conversion or exchange rights, and

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any other preferences, relative participating and option or other special rights, and qualifications, limitations and restrictions that are not inconsistent with the terms of our restated certificate of incorporation, including any restriction on the repurchase or redemption while we are in arrears in the payment of dividends or sinking fund installments.

Depositary Shares — General
We may, at our option, elect to offer Newmont depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock.
Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts.
We will file the deposit agreement, including the form of depositary receipt, with the SEC, either as an exhibit to an amendment to the registration statements of which this prospectus forms a part or as an exhibit to a current report on Form 8-K.
The deposit agreement and applicable prospectus supplement relating to a particular series of preferred stock and any related depositary shares being offered will describe the specific terms of any series of the preferred stock and any related depositary shares as fixed by our Board of Directors, including, as applicable:
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voting rights,

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dividends and other distributions,

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conversion, exchange and redemption,

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liquidation preference,

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resignation and removal of the depositary, and

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amendment and termination of the deposit agreement.

Anti-Takeover Provisions
Article Ninth of our certificate of incorporation may make it more difficult for various corporations, entities or persons to acquire control of us or to remove management.
Article Ninth of our certificate of incorporation requires us to get the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class, to enter into the following types of transactions:

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a merger or consolidation between us and another corporation that holds 10% or more of our outstanding shares;

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the sale or lease of all or a substantial part of our assets to another corporation or entity that holds 10% or more of our outstanding shares; or

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any sale or lease to us of assets worth more than $10 million in exchange for our securities by another corporation or entity that holds 10% or more of our outstanding shares.

However, Article Ninth does not apply to any transaction if:
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our Board of Directors approves the transaction before the other corporation, person or entity becomes a holder of 10% or more of our outstanding shares; or

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we or our subsidiaries own a majority of the outstanding voting shares of the other corporation.

Article Ninth can be altered or repealed only with the approval of the holders of 80% of all classes of our capital stock who are entitled to vote in elections of directors, voting together as one class.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we and, as applicable, Newcrest Finance, may offer from time to time. The debt securities are to be issued under an Indenture (as supplemented by a supplemental indenture, the “Indenture”), to be entered into by and among the Company, Newmont USA Limited, as subsidiary guarantor (the “Subsidiary Guarantor”), and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. The securities may be issued from time to time in one or more series. The particular terms of each series, or of securities forming a part of a series, which are offered by a prospectus supplement will be described in such prospectus supplement.
Newmont is the issuer of the applicable series of debt securities and Newcrest Finance may be a co-issuer of one or more series of debt securities under the Indenture by virtue of the future execution of a Supplemental Indenture to the Indenture. Newmont and Newcrest Finance will be jointly and severally liable for all obligations under any series of debt securities that they co-issue. Capitalized terms used but not defined in this section have the respective meanings set forth in the Indenture.
The following summaries of certain provisions of the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference to all the provisions of the Indenture, including the definitions therein of certain terms, and, with respect to any particular securities, to the description of the terms thereof included in the prospectus supplement relating thereto. Wherever particular sections or defined terms of the Indenture are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference herein or therein, as the case may be.
For purposes of this description, references to “the Company,” “we,” “our” and “us” refer only to Newmont Corporation and do not include Newcrest Finance, the Subsidiary Guarantor or any of the Company’s current or future subsidiaries.
General
The Indenture provides that securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the securities of any series. The securities are to have such terms and provisions which are not inconsistent with the Indenture, including as to maturity, principal and interest, as the Company may determine. The debt securities will be unsecured obligations of the Company and, if so specified in the applicable prospectus supplement, Newcrest Finance, and, unless otherwise provided in the applicable prospectus supplement, will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company and, if applicable, Newcrest Finance.
The applicable prospectus supplement will set forth the price or prices at which the securities to be offered will be issued and will describe the following terms of such securities:

(1)
the title of such securities;

(2)
if applicable, that Newcrest Finance will be a co-issuer of the debt securities;

(3)
any limit on the aggregate principal amount of such securities or the series of which they are a part;

(4)
the person to whom any interest in such securities is payable, if different from the person in whose name such securities are registered;

(5)
the date or dates on which the principal of any of such securities will be payable;

(6)
the rate or rates at which any of such securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

(7)
the place or places where the principal of and any premium and interest on any of such securities will be payable;

(8)
the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities may be redeemed, in whole or in part, at the option of the Company and, if applicable, Newcrest Finance;

(9)
the obligation, if any, of the Company and, if applicable, Newcrest Finance, to redeem or purchase any of such securities pursuant to any sinking fund or analogous provision or at the option of the holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation;

(10)
the denominations in which any of such securities will be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

(11)
if the amount of principal of or any premium or interest on any of such securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

(12)
if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any of such securities will be payable (and the manner in which the equivalent of the principal amount thereof in the currency of the United States of America is to be determined for any purpose, including for the purpose of determining the principal amount deemed to be outstanding at any time);

(13)
if the principal of or any premium or interest on any of such securities is to be payable, at the election of the Company and, if applicable, Newcrest Finance, or the holder thereof, in one or more currencies or currency units other than those in which such securities are stated to be payable, the currency, currencies or currency units in which payment of any such amount as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount is to be determined);

(14)
if other than the entire principal amount thereof, the portion of the principal amount of any of such securities which will be payable upon declaration of acceleration of the maturity thereof;

(15)
if the principal amount payable at the stated maturity of any of such securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

(16)
if applicable, that such securities, in whole or any specified part, are defeasible pursuant to the provisions of the Indenture described under “Defeasance and Covenant Defeasance — Defeasance and Discharge” or “Defeasance and Covenant Defeasance — Covenant Defeasance,” or under both such captions and, if other than by a resolution of our Board of Directors, the manner in which any election by the Company and, if applicable, Newcrest Finance, to defease such securities will be evidenced;
(17)
whether any of such securities will be issuable in whole or in part in the form of one or more global securities and, if so, the respective Depositaries for such global securities, the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to under “Security Forms — Form of Legend for Global Securities” and, if different from those described under such caption, any circumstances under which any such global security may be exchanged in whole or in part for securities registered, and any transfer of such global security in whole or in part may be registered, in the names of persons other than the depositary for such global security or its nominee;

(18)
any addition to or change in the Events of Default applicable to any of such securities and any change in the right of the Trustee or the holders to declare the principal amount of any of such securities due and payable;

(19)
if applicable, that such securities are to be guaranteed by the Subsidiary Guarantor;

(20)
any special tax implications of the debt securities;

(21)
any addition to or change in the covenants in the Indenture applicable to any of such securities; and

(22)
any other terms of such securities not inconsistent with the provisions of the Indenture.

Securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Certain special U.S. federal income tax considerations (if any) applicable to securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, certain special U.S. federal income tax or other considerations (if any) applicable to any securities which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.
Further Issues
Newmont and, if applicable, Newcrest Finance, may, without the consent of the then existing holders of the debt securities of any series, “re-open” a series and issue additional debt securities of that series, which additional debt securities will have the same terms as the debt securities of the same series except for the issue price, issue date and under some circumstances, the first interest payment date. Newmont and, if applicable, Newcrest Finance, will not issue any additional debt securities of a series unless the additional debt securities will be fungible with the debt securities of the same series previously issued for U.S. federal income tax purposes.
Form, Exchange and Transfer
The securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
At the option of the holder, subject to the terms of the Indenture and the limitations applicable to global securities, securities of each series will be exchangeable for other securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.
Subject to the terms of the Indenture and the limitations applicable to global securities, securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by the Company and, if applicable, Newcrest Finance, for such purpose. No service charge will be made for any registration of transfer or exchange of securities, but the Company and, if applicable, Newcrest Finance, may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Company has appointed the Trustee as security registrar. Any transfer agent (in addition to the security registrar) initially designated by the Company and, as applicable, Newcrest Finance, for any securities will be named in the applicable prospectus supplement. The Company or Newcrest Finance may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for the securities of each series.
If the securities of any series (or of any series and specified terms) are to be redeemed in part, the Company and, if applicable, Newcrest Finance, will not be required to:
(i)
issue, register the transfer of or exchange any security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of any selection of securities for redemption and ending at the close of business on the day of such selection; or

(ii)
register the transfer of or exchange any security so selected for redemption, in whole or in part, except the unredeemed portion of any such security being redeemed in part.

Global Securities
Some or all of the securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the securities represented thereby. Each global security will be registered in the name of a depositary or a nominee thereof identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or a custodian therefor and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the Indenture.
Notwithstanding any provision of the Indenture or any security described herein, no global security may be exchanged in whole or in part for securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless (i) the depositary has notified the Company and, if applicable, Newcrest Finance, that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the Indenture, (ii) there shall have occurred and be continuing an Event of Default with respect to the securities represented by such global security or (iii) there shall exist such circumstances, if any, in addition to or in lieu of those described above as may be described in the applicable prospectus supplement. All securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct.
As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the securities represented thereby for all purposes under the securities and the Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated securities in exchange therefore and will not be considered to be the owners or holders of such global security or any securities represented thereby for any purpose under the securities or the Indenture. All payments of principal and any premium and interest on a global security will be made to the depositary or its nominee, as the case may be, as the holder thereof. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants’ interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of the Company, if applicable, Newcrest Finance, the Trustee or any agent of the Company, if applicable, Newcrest Finance, or the Trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the depositary’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by the depositary to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance thereof may be required to be made in immediately available funds.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a security on any interest payment date will be made to the person in whose name such security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest.
Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the securities of a particular series will be payable at the office of such paying agent or paying agents as the Company, and, if applicable, Newcrest Finance, may designate for such purpose from time to time, except that at the option of the Company, and, if applicable, Newcrest Finance, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee will be designated as the Company’s, and, if applicable, Newcrest Finance’s, sole paying agent for payments with respect to securities of each series. Any other paying agents initially designated by the Company, and, if applicable, Newcrest Finance, for the securities of a particular series will be named in the applicable prospectus supplement. The Company, and, if applicable, Newcrest Finance, may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Company, and, if applicable, Newcrest Finance, will be required to maintain a paying agent in each place of payment for the securities of a particular series.
All moneys paid by the Company, or, if applicable, Newcrest Finance, to a paying agent for the payment of the principal of or any premium or interest on any security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, or, if applicable, Newcrest Finance, and the holder of such security thereafter may look only to the Company for payment thereof.
Subordination
The prospectus supplement, if any, relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by the Company, and, if applicable, Newcrest Finance, of the principal of, premium, if any, on and interest on such subordinated debt securities.
Restrictive Covenants Required by the Indenture
The Indenture requires us, and, if applicable, Newcrest Finance, to comply with certain restrictive covenants. Some of the provisions are described below. All series of debt securities issued under the

Indenture will be entitled to the benefits of the covenants described below except for any series of debt securities that provides that they are not entitled to the benefits of the covenants described below.
Definition of Attributable Debt
“Attributable Debt” means, with respect to any lease, the present value of the total net rental payments during the remaining term of the lease. The present value will be determined by using the discount rate implicit in the terms of the lease as determined by two of our officers and will be compounded semiannually. The net amount of rent we may pay under any lease for any period is the amount of rent payable for the period but excluding payments for maintenance, repairs, insurance, taxes, assessments, water rates or similar charges. For any lease which we may terminate by paying a penalty, the net amount of rent will include the penalty, but no rent will be included after the first date that the lease may be terminated.
Definition of Consolidated Net Tangible Assets
“Consolidated Net Tangible Assets” means the aggregate amount of assets minus the following:
•
applicable reserves and other properly deductible items;

•
all current liabilities excluding (1) those that the borrower may extend or renew to a time more than 12 months after the time the amount of the liability is being computed, (2) current maturities of long-term indebtedness, and (3) capital lease obligations; and

•
all goodwill shown on our balance sheet.

Definition of Funded Debt
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the determination date or having a maturity of less than 12 months but that the borrower, at its option, may renew or extend beyond 12 months.
Definition of Principal Property
“Principal Property” means any mine, plant or other facility, the land upon which it stands and the fixtures that are a part of it, (1) which is used primarily for mining and processing and is located in the United States, and (2) the net book value of which exceeds 5% of Consolidated Net Tangible Assets. Principal Property does not include (1) any mine, plant or facility which, in the opinion of our Board of Directors, is not of material importance to our total business, or (2) any portion of a particular mine, plant or facility which, in our opinion, is not of material importance to the use or operation of such mine, plant or facility.
Definition of Restricted Subsidiary
“Restricted Subsidiary” means any Subsidiary of the Company (1) with substantially all of its property located, or carrying on substantially all of its business, within the United States, and (2) which owns a Principal Property. “Restricted Subsidiary,” however, does not include any Subsidiary whose primary business consists of (1) financing operations in connection with leasing and conditional sales transactions on behalf of us and our Subsidiaries, (2) and/or purchasing accounts receivable and/or making loans secured by accounts receivable or inventory, or (3) being a finance company.
Definition of Subsidiary
“Subsidiary” is defined as any corporation or entity in which we or one or more of our Subsidiaries directly or indirectly owns a majority of the voting interests.
Limitation on Liens
The Indenture will prohibit us, and, if applicable, Newcrest Finance, and any Restricted Subsidiaries from incurring, issuing, assuming or guarantying any debt for money borrowed (“Debt”) secured by any mortgage, security interest or other liens (collectively, “Liens”) on any Principal Property or shares of stock or indebtedness of any Restricted Subsidiary, without securing all outstanding series of debt securities under the Indenture (other than any series of debt securities that provide that the debt securities of the series are not entitled to the benefit of this covenant) equally and ratably with (or prior to) the secured Debt to be incurred, issued, assumed or guaranteed. This restriction, however, will not apply if the sum of the following does not exceed 10% of Consolidated Net Tangible Assets:
•
the aggregate principal amount of such secured Debt;

•
all secured Debt which would otherwise be prohibited; and

•
all of our, and, if applicable, Newcrest Finance, and the Restricted Subsidiary’s Attributable Debt in respect of sale and leaseback transactions which would otherwise be prohibited by the covenant limiting sale and leaseback transactions described below.

The restriction described above also will not apply to debt for borrowed money secured by the following:
•
Liens on property, stock or Debt of any entity existing at the time it becomes a Restricted Subsidiary;

•
Liens to secure indebtedness of a Restricted Subsidiary to us or to another Restricted Subsidiary;

•
Liens for taxes, assessments or governmental charges or levies (1) that are not yet due and delinquent, or (2) the validity of which is being contested in good faith;

•
Liens of materialmen, mechanics, carriers, workmen, repairmen, landlords or other similar Liens, or deposits to obtain the release of these Liens;

•
Liens arising under an order of attachment or restraint or similar legal process and the execution or enforcement of which is stayed and which are being contested in good faith;

•
Liens (1) to secure public or statutory obligations, (2) to secure payment of workmen’s compensation, (3) to secure performance in connection with tenders, leases of real property, bids or contracts or (4) to secure (or in lieu of) surety or appeal bonds, and Liens made in the ordinary course of business for similar purposes;

•
Liens in favor of the United States, any state in the United States, or any department, agency or instrumentality or political subdivision of the United States or any state in the United States, or any foreign governmental entity to secure payments pursuant to any contract or statute (including Debt of the pollution control or industrial revenue bond type) or to secure any debt incurred to finance the purchase price or the cost of construction of the property subject to the Mortgage;

•
Liens on property (including capitalized leases), stock or Debt of a corporation (1) existing at the time we or our Restricted Subsidiary acquired the entity, (2) that secure the payment of the purchase price, construction cost or improvement cost of the property, stock or Debt or (3) that secure any Debt incurred prior to, at the time of, or within one year after we or our Restricted Subsidiary acquired the property, shares or Debt, completed the construction on or commenced commercial operation of the property for the purpose of financing the purchase price or construction cost;

•
Liens existing as of the date of the Indenture; and

•
any extension, renewal or replacement of any of the Liens enumerated above that does not increase the Debt and that is limited to all or a part of the same property, stock or Debt that secured the original mortgage.

The restrictions discussed above also will not apply to (1) any gold-based loan or forward sale arrangement, and (2) any Mortgage on property that we or any Restricted Subsidiary own or lease to secure our or a Restricted Subsidiary’s proportionate share of any payments required to be made to any Person incurring the expense of developing, exploring or conducting operations for the recovery, processing or sale of the mineral resources and mineral reserves of the property.
Limitation on Sales and Leasebacks Transactions
The Indenture will prohibit us and any of our Restricted Subsidiaries from entering into any arrangement with any third party lender or investor under which we or any Restricted Subsidiary will lease for a period, including renewals, in excess of three years, any Principal Property if we or the Restricted

Subsidiary sold or will sell or transfer the Principal Property more than 270 days after the acquisition of the Principal Property or after completion of construction and commencement of full operation of the Principal Property, to the lender or investor or to any person to whom funds have been or will be advanced by the lender or investor on the security of the Principal Property (herein referred to as a “Sale and Leaseback transaction”), unless:
•
we or any Restricted Subsidiary could create Debt secured by a mortgage on the Principal Property to be leased back in an amount equal to the Attributable Debt with respect to such Sale and Leaseback transaction without equally and ratably securing the debt securities of all series pursuant to the provisions of the covenant on limitation on liens described above; or

•
we apply within 180 days after the sale or transfer an amount equal to the greater of (1) the net proceeds of the sale of the Principal Property sold and leased back pursuant to the arrangement, or (2) the fair market value of the Principal Property so sold and leased back at the time of entering into the arrangement to:

(a)
the purchase of different property, facilities or equipment which has a value at least equal to the net proceeds of the sale, or

(b)
the retirement of our Funded Debt or that of a Restricted Subsidiary (other than as a result of payment at maturity or pursuant to any mandatory sinking fund or prepayment provision).

The amount to be applied to the retirement of Funded Debt, however, will be reduced by:
•
the principal amount of any debt securities of any series delivered within 180 days after such sale to the trustee for retirement and cancellation;

•
if the debt securities of any series are original issue discount debt securities or provide that an amount other than the face value is payable upon maturity or a declaration of acceleration, the amount that is due and payable with respect to such series pursuant to the Indenture delivered within 180 days after such sale to the trustee for retirement and cancellation; and

•
the principal amount of Funded Debt, other than the debt securities, voluntarily retired within 180 days after such sale.

Consolidation, Merger and Sale of Assets
The Company may not consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person (a “successor person”), unless:
(i)
the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes the Company’s obligations on the securities and under the Indenture;

(ii)
immediately after giving effect to the transaction, no Event of Default shall have occurred and be continuing; and

(iii)
certain other conditions are met, including delivery by us to the Trustee of an officers’ certificate and opinion of counsel as required by the Indenture.

Events of Default
Unless otherwise provided in the applicable prospectus supplement, each of the following will constitute an Event of Default under the Indenture with respect to securities of any series:
(a)
failure to pay principal of or any premium on any security of that series when due, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(b)
failure to pay any interest on any securities of that series when due, continued for 30 days, whether or not such payment is prohibited by the subordination provisions of the Indenture;

(c)
failure to deposit any sinking fund payment, when due, in respect of any security of that series, whether or not such deposit is prohibited by the subordination provisions of the Indenture;

(d)
failure to perform any other covenant or warranty of the Company and, and, if applicable, Newcrest Finance, in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of a series other than that series), continued for 90 days after written notice has been given by the Trustee, or the holders of at least 25% in principal amount of the outstanding securities of that series, as provided in the Indenture;

(e)
acceleration of any indebtedness (other than indebtedness under the securities) of any one or all of the Company, and, if applicable, Newcrest Finance, and Newmont USA Limited in an aggregate principal amount exceeding $250,000,000, if such indebtedness has not been discharged, or such acceleration has not been rescinded or annulled;

(f)
certain events in bankruptcy, insolvency or reorganization; and

(g)
except as permitted by the Indenture, (i) the Subsidiary Guarantee of Newmont USA Limited shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) Newmont USA Limited shall deny or disaffirm its obligation under the Subsidiary Guarantee.

If an Event of Default (other than an Event of Default described in clause (f) above) with respect to the securities of any series at the time outstanding shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series by notice as provided in the Indenture may declare the principal amount of the securities of that series (or, in the case of any security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such security, or such other amount in lieu of such principal amount, as may be specified in the terms of such security) to be due and payable immediately.
If an Event of Default described in clause (f) above with respect to the securities of any series at the time outstanding shall occur, the principal amount of all the securities of that series (or, in the case of any such original issue discount security or other security, such specified amount) will automatically, and without any action by the Trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “Modification and Waiver.”
Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders shall have offered to the Trustee indemnity satisfactory to the Trustee. Subject to such provisions for the indemnification of the Trustee, the holders of a majority in aggregate principal amount of the outstanding securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the securities of that series.
No holder of a security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:
(i)
such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the securities of that series;

(ii)
the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made written request, and such holder or holders have offered indemnity satisfactory, to the Trustee to institute such proceeding as trustee; and

(iii)
the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a security for the enforcement of payment of the principal of or any premium or interest on such security on or after the applicable due date specified in such security.
The Company will be required to furnish to the Trustee annually a statement by certain of its officers as to whether or not the Company and, if applicable, Newcrest Finance, to their knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the Indenture and, if so, specifying all such known defaults.
Modification and Waiver
Modifications and amendments of the Indenture may be made by the Company, and, if applicable, Newcrest Finance and the Trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding security affected thereby:
(i)
change the stated maturity of the principal of, or any installment of principal of or interest on, any security, or

(ii)
reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or

(iii)
reduce the amount of the principal of an original issue discount security or any other security which would be due and payable upon a declaration of acceleration of the maturity thereof, or

(iv)
change any place of payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or

(v)
impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date), or

(vi)
reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture, or

(vii)
modify any such provisions with respect to modification and waiver, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby.

The holders of not less than a majority in principal amount of the outstanding securities of any series may waive compliance by the Company and, if applicable, Newcrest Finance with certain restrictive provisions of the Indenture. The holders of a majority in principal amount of the outstanding securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the holder of each outstanding security of such series affected.
The Indenture provides that in determining whether the holders of the requisite principal amount of the outstanding securities have given or taken any direction, notice, consent, waiver or other action under the Indenture as of any date:
(i)
the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date;

(ii)
if, as of such date, the principal amount payable at the stated maturity of a security is not determinable (for example, because it is based on an index), the principal amount of such security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such security; and

(iii)
the principal amount of a security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such security, of the principal amount of such security (or, in the case of a security described in clause (i) or (ii) above, of the amount described in such clause).

Certain securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 12.02 of the Indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, the Company, and, if applicable, Newcrest Finance, will be entitled to set any day as a record date for the purpose of determining the holders of outstanding securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the Indenture, in the manner and subject to the limitations provided in the Indenture. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by the Company, and may be shortened or lengthened from time to time.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, the Company, and, if applicable, Newcrest Finance, may elect, at its or their option at any time, to have the provisions of Section 12.02, relating to defeasance and discharge of indebtedness, or Section 12.03, relating to defeasance of certain restrictive covenants in the Indenture, of the Indenture applied to the securities of any series, or to any specified part of a series.
Defeasance and Discharge
The Indenture provides that, upon the Company’s, and, if applicable, Newcrest Finance’s, exercise of its or their option to have Section 12.02 of the Indenture applied to any securities, the Company and, if applicable, Newcrest Finance will be discharged from all its obligations with respect to such securities (except for certain obligations to exchange or register the transfer of securities, to replace stolen, lost or mutilated securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such securities of money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, to pay the principal of and any premium and interest on such securities on their respective stated maturities in accordance with the terms of the Indenture and such securities. Such defeasance or discharge may occur only if, among other things, the Company has delivered to the Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants
The Indenture provides that, upon the Company’s, and, if applicable, Newcrest Finance’s, exercise of their option (if any) to have Section 12.03 of the Indenture applied to any securities, the Company may omit to comply with certain restrictive covenants, including any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (e) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default with respect to such securities. The Company and, if applicable, Newcrest Finance, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such securities, money or U.S. Government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient, to pay the principal of and any premium and interest on such securities on the respective stated maturities in accordance with the terms of the Indenture and such securities. The Company will also be required, among other things, to deliver to the Trustee an opinion of counsel to the effect that holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event the Company and, if applicable, Newcrest Finance, exercised this option with respect to any securities and such securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government obligations so deposited in trust would be sufficient to pay amounts due on such securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such securities upon any acceleration resulting from such Event of Default. In such case, the Company would remain liable for such payments.
Notices
Notices to holders of securities will be given by mail to the addresses of such holders as they may appear in the registration book of the Registrar.
Title
The Company, if applicable, Newcrest Finance, the Trustee and any agent of the Company or the Trustee may treat the person in whose name a security is registered as the absolute owner thereof (whether or not such security may be overdue) for the purpose of making payment and for all other purposes.
Governing Law
The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.
Regarding the Trustee
The Trustee also serves as trustee under other indentures between it, the Company and Newmont USA Limited with respect to other series of debt securities. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default, or upon the occurrence of a default under one or more of such other indentures, the Trustee may be deemed to have a conflicting interest with respect to the securities or one or more of such other indentures for purposes of the Trust Indenture Act of 1939 and, accordingly, may be required to resign as Trustee under the Indenture. In that event, the Company would be required to appoint a successor Trustee.
The Trustee is entitled, subject to its duty when a default has occurred and is continuing to act with the required standard of care, to be indemnified by the holders of the debt securities before proceeding to exercise any right or power under the Indenture at the request of those holders.
The Indenture provides that the holders of not less than 25% in principal amount of the debt securities of a series may direct, with regard to that series, the Trustee to institute proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities, although the Trustee may decline to act if the Trustee received from the holders of a majority in principal amount of Debt Securities of this series a direction inconsistent with such direction.
In addition to the arrangements with the Trustee pursuant to the Indenture, we may maintain bank accounts, borrow money and have other commercial banking, investment banking and other business relationships with the Trustee and its affiliates in the ordinary course of our business.
Subsidiary Guarantees of Newmont USA Limited
Unless otherwise specified in the applicable prospectus supplement, Newmont USA Limited will guarantee our, and, if applicable, Newcrest Finance’s payment obligations under the securities. Newmont USA Limited’s subsidiary guarantees will be general unsecured obligations of Newmont USA Limited that will rank senior in right of payment to any of its future indebtedness that is expressly subordinated in right of payment to the subsidiary guarantees, and equally in right of payment with all existing and future unsecured indebtedness and liabilities of Newmont USA Limited that are not so subordinated. Financial information for Newmont USA Limited can be found in the Newmont SEC filings (File No. 001-31240) as listed in “Where You Can Find More Information.” As of June 30, 2024, Newmont USA Limited had approximately $8,685 billion of consolidated indebtedness (including guaranteed debt), all of which consists of guarantees of indebtedness of Newmont and Newcrest Finance. In the event of bankruptcy, liquidation, reorganization or other winding up of Newmont USA Limited, the assets of Newmont USA Limited that secure secured debt will be available to pay obligations under the subsidiary guarantees only after all indebtedness under such secured debt has been repaid in full from such assets. In addition to the holders of the securities, the holders of Newmont USA Limited’s other equally ranking unsecured indebtedness and liabilities will have claims against any assets remaining after the payment of all such secured debt. We advise you that there may not be sufficient assets remaining to pay amounts due under either of Newmont USA Limited’s subsidiary guarantees.
Under the terms of Newmont USA Limited’s guarantees, holders of the securities will not be required to exercise their remedies against us, nor, as applicable, Newcrest Finance, before they proceed directly against Newmont USA Limited.
Newmont USA Limited will be released and relieved from all its obligations under its subsidiary guarantees in the following circumstances, each of which is permitted by the Indenture:
•
upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other interests of Newmont USA Limited (other than to us or any of our affiliates);

•
upon the sale or disposition of all or substantially all the assets of Newmont USA Limited (other than to us or any of our affiliates); or

•
upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than (i) indebtedness not exceeding $75,000,000 in the aggregate (it being understood that indebtedness of Newmont that is guaranteed by Newmont USA Limited and that also provides that the guarantee of Newmont USA Limited under such indebtedness shall be released and relieved upon such time as Newmont USA Limited ceases to guaranty any of our indebtedness other than indebtedness not exceeding $75,000,000 or more in the aggregate shall not be considered in calculating the amount of indebtedness under this clause (i)) and (ii) indebtedness under the securities.

The subsidiary guarantee for each series of the securities will contain a provision intended to limit Newmont USA Limited’s liability to the maximum amount that it could incur without causing the incurrence of obligations under the subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.
DESCRIPTION OF WARRANTS
We will set forth in the applicable prospectus supplement a description of any warrants that may be offered pursuant to this prospectus.
DESCRIPTION OF UNITS
We may issue units comprised of one or more shares of common stock, shares of preferred stock, depositary shares, debt securities and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•
any other terms of the units offered thereunder.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us and, as applicable, Newcrest Finance, or by a selling securityholder:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by the Company, and, as applicable, Newcrest Finance, or a selling securityholder to one or more purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; or

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the NYSE, TSX, ASX (represented by CDIs), PNGX (represented by PDIs) or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities.
That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation, any discounts or commissions received by them on resale of the securities and any profits on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may from time to time solicit offers to purchase the securities. If required, we and, as applicable, Newcrest Finance, will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, and any discounts or concessions allowed or re-allowed or paid to dealers, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we, and as applicable, Newcrest Finance, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We, and, as applicable, Newcrest Finance, or a selling securityholder may directly solicit offers to purchase the securities and we, and as applicable, Newcrest Finance or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than the common stock, which is principally listed on the NYSE and which is also listed on the TSX, ASX (as represented by CDIs) and PNGX (as represented by PDIs). We may elect to list any other class or series of securities on any exchange, but we, and, as applicable, Newcrest Finance are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

VALIDITY OF THE SECURITIES
The validity of the securities offered hereby will be passed upon for us by White & Case LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement. Certain matters under the laws of the states of Victoria and New South Wales and the federal jurisdiction of the Commonwealth of Australia related to the debt securities offered hereby will be passed upon for Newcrest Finance by King & Wood Mallesons, Sydney, Australia.

EXPERTS
The consolidated financial statements of Newmont appearing in its Annual Report on Form 10-K for the year ended December 31, 2023 (including the financial statement schedule appearing therein), incorporated by reference herein, and the effectiveness of Newmont’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Newcrest Mining Limited for the fiscal years ended June 30, 2023, 2022 and 2021, incorporated by reference herein, have been audited by Ernst & Young, independent auditors, set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Additionally, the consolidated financial statements of Nevada Gold Mines LLC (“NGM”) for the year ended December 31, 2023, (not included herein or incorporated herein by reference) and the effectiveness of NGM’s internal control over financial reporting as of December 31, 2023, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as set forth in their report thereon, which report is included in Newmont’s Annual Report on Form 10-K for the year ended December 31, 2023, which report is incorporated herein by reference. As a 38.5% owned investment that is proportionately consolidated, Newmont’s 38.5% pro rata share of NGM’s assets, liabilities and operations is included in the consolidated financial statements of Newmont appearing in its Form 10-K for the year ended December 31, 2023. Newmont’s financial statements for the year ended December 31, 2023, to the extent such financial statements consolidate Newmont’s share of NGM’s assets, liabilities and operations, are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Donald Doe, Newmont’s Group Executive, Reserves, a Newmont Employee, is a Society for Mining, Metallurgy and Exploration Registered Member and the qualified person responsible for the preparation of the scientific and technical information concerning our mineral properties. The mineral resources and mineral reserves disclosed and incorporated by reference in this prospectus have been prepared in compliance with Subpart 1300 of Regulation S-K promulgated by the SEC and are based on information and supporting documentation reviewed and approved by Donald Doe, as qualified person, including the information summarized in the technical report summaries filed with the SEC relating to Newmont’s material mineral properties. For a description of the key assumptions, parameters and methods used to estimate mineral reserves on our material properties, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference in this prospectus and our Management’s Discussion and Analysis of Consolidated Financial Condition and Results of Operations, as filed from time to time, with the SEC in the United States.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from our web site at http://www.newmont.com or from the SEC’s web site at http://www.sec.gov. Unless otherwise provided below, the information provided in Newmont’s SEC filings (or available on Newmont’s website) is not incorporated by reference into and is not made a part of this prospectus.
We “incorporate by reference” in this prospectus certain information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and, where applicable, supersede information contained in documents filed earlier with the SEC or contained in this prospectus. In the event of conflicting information in this prospectus in comparison to any document incorporated by reference into this prospectus, or among documents incorporated by reference, the information in the latest filed document prevails.
Statements contained in this document, or in any document incorporated in this document by reference, regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.
We incorporate by reference in this prospectus the documents listed below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. The footnotes to the financial statements within certain of these documents contain financial information for Newcrest Finance and Newmont USA Limited.
•
Newmont’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 29, 2024;

•
Portions of the Newmont proxy statement on Schedule 14A relating to its 2024 Annual Meeting of Stockholders incorporated by reference into Newmont’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 11, 2024;

•
Annex B of Newmont’s definitive proxy statement on Schedule 14A filed with the SEC on September 5, 2023;

•
Newmont’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on April 29, 2024 and Newmont’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, filed with the SEC on July 25, 2024;

•
Newmont’s Current Reports on Form 8-K filed with the SEC on February 22, 2024 (two filings), March 5, 2024, March 8, 2024, April 26, 2024, June 28, 2024 and July 26, 2024; and

•
Newmont’s Registration Statement on Form 8-A filed with the SEC on February 15, 2002, (containing the description of our common stock) and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.21 of our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference in this prospectus any future filings that we may make with the SEC under Sections 13 (a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities that may be offered by this prospectus. However, we are not incorporating by reference any information furnished under Item 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) of any Current Report on Form 8-K. Nothing in this prospectus shall be deemed to incorporate by reference herein information of the type described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K contained in any of the documents or the future filings described above.

You may request a copy of these filings at no cost to you, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus, by writing or telephoning us as follows:
Newmont Corporation
6900 E Layton Avenue
Denver, CO 80237
Attn: Investor Relations
(303) 863-7414
investor.relations@newmont.com
This prospectus incorporates documents by reference which are not presented in or delivered with this prospectus. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of those documents. You should rely only on the information contained in this prospectus and in the documents that we have incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the securities described in this prospectus in any state or jurisdiction where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement, other than underwriting discounts and commissions to be paid by us. All such expenses are estimates, other than the registration fee payable to the SEC, and will be borne by the Registrants.
SEC registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing expenses		**
Trustee fees		**
Trustee’s counsel fees		**
FINRA fees		**
Blue Sky fees and expenses		**
Miscellaneous		**
Total	$	**

*
Pursuant to Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrants are deferring payment of the registration fee.

**
These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly are not known at the time of filing this registration statement.

Item 15.   Indemnification of Directors and Officers
Newmont and Newmont USA Limited
Each of Article Tenth of the Certificate of Incorporation of Newmont and Article VIII of the Restated Certificate of Incorporation of Newmont USA Limited provides that its directors shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect.
The By-Laws of Newmont provide that each person who is serving or served as director or officer of Newmont, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Newmont and his or her testator or intestate, shall be indemnified by Newmont in accordance with and to the full extent permitted by the DGCL. Article VI of the By-Laws of Newmont facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont and the director or officer. The By-Laws of Newmont USA provide that each person who is serving or served as director or officer of Newmont USA, or is serving or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer or trustee at the request of Newmont USA and his or her testator or intestate, shall be indemnified by Newmont USA in accordance with and to the full extent permitted by the DGCL. Article V of the By-Laws of Newmont USA facilitates enforcement of the right of directors and owners to be indemnified by establishing such right as a contract right pursuant to which the person entitled thereto may bring suit as if the indemnification provisions of the By-Laws were set forth in a separate written contract between Newmont USA and the director or officer.
Section 145 of the DGCL authorizes and empowers each Delaware corporation to indemnify its directors, officers, employees and agents against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his or her relationship with the corporation, provided that such persons acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such person in connection with such acts or events is not necessarily determinative of the question of whether such person has met the required standard of conduct and is, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL.
In addition, Newmont has obtained a directors’ and officers’ liability and company reimbursement policy that insures against certain liabilities under the Securities Act of 1933, as amended, subject to applicable retentions.
Newcrest Finance
Rules 10.2 and 10.3 of the Newcrest Finance constitution provide that each person who is or has been a director, alternate director, secretary or senior manager of Newcrest Finance and any other officers of former officers of Newcrest Finance as the directors of Newcrest Finance decide (each a “Relevant Person”), may be indemnified by Newcrest Finance on a full indemnity basis against all losses or liabilities (including costs and expenses) incurred by the person as an officer of Newcrest Finance (to the full extent permitted by law and only to the extent that such loss or liability is not covered by insurance).
Rule 10.4 of the Newcrest Finance constitution provides that Newcrest Finance may purchase and maintain insurance, or pay or agree to pay a premium for insurance, for any Relevant Person against any liability incurred by the person as an officer of Newcrest Finance where the directors of Newcrest Finance consider it appropriate to do so.
Pursuant to section 140 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), the Newcrest Finance constitution has effect as a written contract between (among others) Newcrest Finance and the directors and company secretary of Newcrest Finance, giving each director and the company secretary of Newcrest Finance the right to require Newcrest Finance to comply with the provisions of the constitution as if the provisions were set forth in a separate written contract between Newcrest Finance and the directors and company secretary of Newcrest Finance. Rules 10.3 and 10.4 of the Newcrest Finance constitution, in conjunction with the Corporations Act, facilitate the enforcement of any indemnity or insurance provided by Newcrest Finance as a contractual right pursuant to which the director or company secretary entitled thereto may bring suit for enforcement by Newcrest Finance.
Sections 199A and 199B of the Corporations Act prohibit a company from indemnifying or insuring its directors and officers in certain circumstances, which will operate to limit the extent to which Newcrest Finance may indemnify an officer or pay, or agree to pay, a premium for a contract insuring a person who is or has been an officer of the company.
Rule 10.6 of the Newcrest Finance constitution permits Newcrest Finance to enter into a deed with a Relevant Person to give effect to the rights of the Relevant Person conferred by Rule 10 of the Newcrest Finance constitution, on terms and conditions as the directors of Newcrest Finance think fit (provided they are not inconsistent with Rule 10 of the Newcrest Finance Constitution). Newcrest Finance’s Australian parent entity, Newmont International Holdings Pty Ltd (“Newmont International”), has entered into a deed of indemnity, access and insurance with each director of Newcrest Finance (“Indemnity Deeds”). Under the Indemnity Deeds, Newmont International must indemnify each director of Newcrest Finance, on a full indemnity basis and to the full extent permitted by law, against all losses or liabilities incurred by the director as an officer of certain subsidiaries of Newmont International, including Newcrest Finance. The indemnity is an irrevocable, unconditional, continuing obligation that survives the resignation or removal of the director and remains in full force and effect for a period of 7 years from the date the director ceases to hold office (with Newcrest Finance) or until otherwise released by the director.
The Indemnity Deeds also require Newmont International to maintain a directors’ and officers’ insurance policy insuring each director and officer of certain subsidiaries of Newmont International, including Newcrest Finance, to the maximum extent permitted by law (“D&O Policy”). The directors and officers of Newcrest Finance are covered by the D&O Policy, which insures against certain liabilities (subject to the terms of the D&O Policy).
Under the Indemnity Deeds, Newmont International must not do or fail to do anything that will, or is likely to, reduce the cover of the director under or invalidate the D&O Policy. The D&O Policy must be maintained for 7 years after the director ceases to hold office as a director of Newcrest Finance or until the date any Relevant Proceedings (as defined in the Indemnity Deed) have been finally resolved.
Item 16.   Exhibits and Financial Statement Schedules
(a)
Exhibits

The following documents are filed as exhibits to this registration statement:
Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of Newmont Corporation, dated November 3, 2023 (incorporated by reference to Exhibit 3.1 to Newmont Corporation’s Form 8-K filed with the Securities and Exchange Commission on November 6, 2023).
3.2	Second Amended and Restated By-Laws of Newmont Corporation, effective as of January 17, 2023 (incorporated by reference to Exhibit 3.1 to Newmont Corporation’s Form 8-K filed with the Securities and Exchange Commission on January 18, 2023).
3.3	Constitution of Newcrest Finance, filed herewith.
3.4	Certificate of Registration of Newcrest Finance, filed herewith.
3.5	Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002. Incorporated by reference to Exhibit 3.3 to Newmont Corporation's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 28, 2019.
3.6	Certificate of Amendment, dated as of February 22, 2002, to the Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002. Incorporated by reference to Exhibit 3.4 to Newmont Corporation's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 28, 2019.
3.7	Certificate of Amendment, dated as of July 3, 2002, to the Restated Certificate of Incorporation of Newmont USA Limited, dated as of February 15, 2002. Incorporated by reference to Exhibit 3.5 to Newmont Corporation's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 28, 2019.
3.8	Amended and Restated By-Laws of Newmont USA Limited adopted on June 1, 2014. Incorporated by reference to Exhibit 3.6 to Newmont Corporation's Registration Statement on Form S-4, filed with the Securities and Exchange Commission on June 28, 2019.
4.1	Form of Indenture, by and among the Newmont Corporation, as issuer, Newmont USA Limited, as subsidiary guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, including form of Notes.
4.2	Form of Warrant Agreement.*
4.3	Form of Specimen Certificate of Preferred Stock.*
4.4	Form of Depositary Agreement, including form of depositary receipt.*
4.5	Form of Unit Agreement, including form of unit certificate.*
5.1	Opinion of White & Case LLP regarding the legality of the securities being registered, filed herewith.
5.2	Opinion of King & Wood Mallesons regarding the legality of the securities being registered, filed herewith.
22.1	Subsidiary Guarantor and Co-Issuer, filed herewith.
23.1	Consent of Ernst & Young LLP, filed herewith.
23.2	Consent of Ernst & Young (Australia), filed herewith.

Exhibit No.	Description
23.3	Consent of PricewaterhouseCoopers LLP, filed herewith.
23.4	Consent of White & Case LLP (included in Exhibit 5.1).
23.5	Consent of King & Wood Mallesons (included in Exhibit 5.2).
23.6	Consent of Qualified Person, filed herewith.
24.1	Power of Attorney of certain officers and directors of Newmont Corporation, filed herewith.
24.2	Power of Attorney of certain officers and directors of Newmont USA Limited, filed herewith.
24.3	Power of Attorney of certain officers and directors of Newcrest Finance Pty Limited, filed herewith.
25.1	Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A., with respect to the form of indenture listed in Exhibit 4.1, filed herewith.
107	Filing Fee Table, filed herewith.

*
To be filed by amendment or supplement or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

Item 17.   Undertakings
(a)
The undersigned Registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by one of the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)
That, for the purpose of determining liability of the Registrants under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their respective securities provided by or on behalf of the undersigned Registrants; and

(iv)
Any other communication that is an offer in the offering made by either of the undersigned Registrants to the purchaser.

(b)
The undersigned Registrants hereby further undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Newmont’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned Registrants hereby further undertake to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by one of the Registrants of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of July, 2024.
NEWMONT CORPORATION
By:	/s/ Logan Hennessey Logan Hennessey Vice President, Deputy General Counsel and Corporate Secretary
Pursuant to the requirements of this Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2024.
Signature	Title
Thomas R. Palmer*	President, Chief Executive Officer and Director (Principal Executive Officer)
Karyn F. Ovelmen*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Joshua L. Cage*	Group Head, Chief Accounting Officer and Controller. (Principal Accounting Officer)
Gregory H. Boyce*	Non-Executive Chair
Philip Aiken*	Director
Bruce R. Brook*	Director
Maura J. Clark*	Director
Harry M. (Red) Conger*	Director
Emma FitzGerald*	Director
Sally-Anne Layman*	Director
José Manuel Madero Garza*	Director
René Médori*	Director
Jane Nelson*	Director
Julio M. Quintana*	Director
Susan N. Story*	Director
*By:	/s/ Logan Hennessey Logan Hennessey Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver and State of Colorado, on the 26th day of July, 2024.
NEWMONT USA LIMITED
By:	/s/ Logan Hennessey Logan Hennessey Director
Pursuant to the requirements of this Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 26th day of July, 2024.
Signature	Title
Bernard Wessels*	President (Principal Executive Officer)
Joshua Cage*	Vice President, Chief Financial Officer, Controller and Director (Principal Financial Officer and Principal Accounting Officer)
Jennifer Cmil*	Vice President, Human Resources and Director
/s/ Logan Hennessey Logan Hennessey	Vice President, Secretary and Director
*By:	/s/ Logan Hennessey Logan Hennessey Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 26th day of July, 2024.
Newcrest Finance Pty Limited
By:	/s/ Logan Hennessey Logan Hennessey Authorized Signatory
Pursuant to the requirements of this Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of July, 2024.
Signature	Title
Stephen Cole*	Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
Matthew Popham*	Director
*By:	/s/ Logan Hennessey Logan Hennessey Attorney in Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Newcrest Finance Pty Limited in the United States of America, has signed this Registration Statement in Newark, DE on the 26th day of July, 2024.
Puglisi & Associates
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director